Exhibit 3.1
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BOSTON LIFE SCIENCES, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
     Boston Life Sciences, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
     1. The Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on March 29, 1996 and amendments thereto were subsequently duly filed and recorded (the Amended and Restated Certificate of Incorporation together with such amendments shall be hereinafter referred to as the “Certificate”).
     2. That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment (the “Amendment”) to the Certificate:
     RESOLVED, that the Board of Directors hereby approves and recommends to the Company’s stockholders that Article First of the Certificate of Incorporation is hereby amended to read in its entirety as follows:
     “FIRST: The name of this corporation is Alseres Pharmaceuticals, Inc. (the “Corporation”);”
FURTHER RESOLVED, that all other provisions of the Certificate, as heretofore amended, and all exhibits, attachments and certificates to the Certificate shall remain unchanged and in full force and effect.
     3. That thereafter a majority of the holders of the stock of the Corporation entitled to vote thereon voted in favor of the Amendment at a meeting of the stockholders duly held on June 7, 2007.
     4. That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 7th day of June, 2007.

BOSTON LIFE SCIENCES, INC.
By:	/s/ Peter G. Savas
Peter G. Savas
Chief Executive Officer